Exhibit 99.1

PRESS RELEASE

Selectica Announces the Appointment of Three New Board Members

SAN JOSE, Calif., October 11, 2010 -- Selectica (NASDAQ: SLTC), a leading provider of contract lifecycle management and sales configuration solutions, today announced the appointment of Michael Brodsky, Michael Casey, and Michael Gullard to the Board of Directors, and the departure of board members James Arnold, Brenda Zawatski, and Jim Thanos, effective October 7, 2010. Alan Howe and Lloyd Sems will remain on the Selectica board.

“We are pleased to welcome these seasoned executives to our board at such a pivotal point in Selectica’s evolution,” said Alan B. Howe, Chairman of the Board at Selectica. “With a new management team aligned with our strategic direction, a sustainable cost structure in place, and recent litigation resolved, Selectica is now able to capitalize on these new board members’ wealth of experience in taking the company to the next stage and accelerating Selectica’s growth.”

Michael Brodsky brings more than 15 years of experience as an entrepreneur, manager, and investor in e-commerce, software, and online media businesses. Most recently, Mr. Brodsky served as Executive Chairman of Youbet.com, Inc. (NASDAQ:UBET). In June of 2010, Youbet completed its sale to Churchill Downs Incorporated, and Mr. Brodsky was elected to the Board of Directors of Churchill Downs (NASDAQ: CHDN). Prior to serving as Youbet's Executive Chairman, Mr. Brodsky served as the company's President and CEO. During his tenure at Youbet, Mr. Brodsky restructured the company and repositioned it as the largest independent e-commerce business in legal online wagering in the United States. Prior to joining Youbet, Mr. Brodsky managed New World Opportunity Partners, the public investment arm of the Chicago-based Pritzker family, where he was the firm’s Managing Partner. Mr. Brodsky also served as CFO of The Away Network, an online travel media company which owned and managed the sites, Away.com, OutsideOnline.com, and GORP.com. When The Away Network was acquired by Orbitz.com and Cendant Corporation, Mr. Brodsky became a Vice President of Finance in Cendant’s Travel Services Division.

Michael Casey is a partner of TechCFO, which provides financial and strategic consulting services. Mr. Casey's experience includes serving as the CFO at MAPICS, Inc., a publicly traded, enterprise resource planning software provider. Previously, Mr. Casey served as CFO and Executive Vice President for iXL Enterprises, Inc., a publicly traded, consulting services firm, CFO of Manhattan Associates, Inc., a publicly traded developer of supply chain execution systems, and as CFO for IQ Software Corporation, a publicly traded developer of business intelligence solutions.

Michael Gullard has over 15 years of experience as Chairman and board member of public companies. He is currently Chairman of Dyntek, Inc. and a Director at JDA Software Group, Planar Technologies, and Proxim Wireless. He is a founding General Partner of Cornerstone Management, which provides hands-on strategic focus and direction for technology companies primarily in software and communications. Prior to founding Cornerstone Management in 1984, Mr. Gullard was CEO of Telecommunications Technology Inc. He is also President of the Board of the Boys & Girls Clubs of the Peninsula.

“We’re grateful to Selectica’s Co-chairman James Arnold and board members Brenda Zawatski and Jim Thanos for their valuable contribution to Selectica over the years,” said Alan B. Howe.

PRESS RELEASE

About Selectica, Inc.
Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica's enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, CA Technologies, ManTech, and Qwest Communications. For more information, visit www.selectica.com.

Forward Looking Statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the Company's industry; and risks related to the Company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company's most recent Form 10-K, filed by the Company with the Securities and Exchange Commission.

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Investor Contact:
Todd Spartz
(408) 545-2648
ir@selectica.com

PR Contact:
Jordan McMahon
(408) 545-2494
pr@selectica.com